Exhibit 99.1

Chimera Announces Leadership Changes to Strengthen Business Performance and to Position

Company to Navigate Changing Market Dynamics

Phillip J. Kardis II Appointed Chief Executive Officer and Director

Choudhary A. Yarlagadda, President, Chief Operating Officer and Director, and

Dan Thakkar, Chief Risk Officer, Appointed Co-Chief Investment Officers

CEO, CIO and Director Mohit Marria to Step Down from Company, Effective Immediately

NEW YORK – December 12, 2022 – Chimera Investment Corporation (“Chimera” or the “Company”) (NYSE:CIM) today announced leadership changes intended to strengthen the Company’s performance, and position the Company to navigate changing market dynamics.

•

Phillip J. Kardis II, has been appointed Chief Executive Officer, effective immediately. Mr. Kardis will also become a member of the Board of Directors as a Class III director and will stand for election to the Board at the Company’s 2023 Annual Meeting of Shareholders. Mr. Kardis has been actively involved in leadership of the Company, its operations, and its strategic initiatives since its founding in 2007, and has played a key role in structuring the Company’s securitization, financing and investment transactions. Mr. Kardis has been immersed in all aspects of the Company’s strategic planning, policies and transactions, including serving on the Valuation Committee and Investment Committee. Mr. Kardis has recognized expertise in mortgage REITs and structured transactions. He first served as the Company’s IPO and primary outside corporate and transactional counsel, and since 2015 as its Chief Legal Officer and Secretary. In addition to 26 years as an attorney, he has held senior positions in both the Legislative and Executive Branches of the Federal Government as well as in public and private corporations. Mr. Kardis succeeds Chief Executive Officer, Chief Investment Officer and Director Mohit Marria, who has stepped down from the Company and the Board, effective immediately.

•

Choudhary A. Yarlagadda, President, Chief Operating Officer and member of the Chimera Board of Directors, has been appointed Co-Chief Investment Officer, effective immediately. Mr. Yarlagadda has played a critical role in all aspects of the Company’s investment strategy and execution and was a member of Chimera’s investment team at its founding. As President and Chief Operating Officer, he has been closely involved in the selection and structuring of the Company’s investments. Prior to joining Chimera as Chief Operating Officer in August 2015, when the Company internalized its management, and becoming its President in 2021, Mr. Yarlagadda was a Managing Director and Head of Structured Products for Annaly Capital Management since January 2008, where he was involved in the investment activities of Chimera. Earlier in his career, Mr. Yarlagadda served as a Director in Structured Credit Products at Credit Suisse and as a Vice President in the Fixed Income Mortgage Group at Nomura Securities International, Inc.

•

Dan Thakkar, has been appointed Co-Chief Investment Officer, effective immediately. Mr. Thakkar joined Chimera as Chief Risk Officer in December 2020 from Genworth Financial, where he led the Fixed Income Trading Desk. Previously, Mr. Thakkar headed Trading for Genworth’s Structured Portfolio from 2008 to 2012, which included RMBS, CMBS and ABS. Mr. Thakkar also held roles of increasing responsibility at Hyperion Brookfield Asset Management from 2005 to 2008, one of the original asset managers of residential mortgage-backed security funds, where he traded RMBS and managed a Mortgage REIT fund.

As CEO, Mr. Kardis will focus on all aspects of business oversight, operations, strategic planning, policies and transactions and will work closely and collaboratively with Mr. Yarlagadda and Mr. Thakkar as they focus on setting and implementing the Company’s investment strategy.

Gerry Creagh, Chairman of the Chimera Board of Directors, said “With rapidly changing market dynamics and a vastly different environment than even twelve months ago, our Board is taking decisive and necessary action to strengthen business performance and drive improved results for our shareholders. With the separation of the CEO and CIO roles, we are returning to a leadership structure and division of responsibilities that served Chimera well for many years and is ideally suited for this environment. Phil is a well-respected and seasoned leader with both deep technical and domain expertise as well as strategic vision, and he is uniquely qualified to take on the role of CEO. In Choudhary and Dan, we have two executives who provide continuity and institutional knowledge of our firm, together with decades of industry and investment experience. The Board and I are confident that Chimera has the right leadership team to effectively navigate the current market environment and chart a path forward that should position Chimera to deliver consistent and sustainable results for shareholders well into the future.”

Mr. Creagh added, “Mohit has been with the Company since its founding and has played a key role in developing the Company’s franchise value as a leader in securitizing residential mortgage loans. The Board is grateful to Mohit for his contributions and wishes him well in his next chapter.”

Mr. Kardis commented, “I am honored to take on this role at such an important time for our company. We are proud to have delivered approximately $5.8 billion in dividends since our inception. At the same time, we recognize that there is work to be done to better position Chimera for the future. To that end, I am thrilled to have such talented investment professionals in Choudhary and Dan as part of the senior leadership team, providing continuity with respect to investment decision making. I look forward to collaborating with my colleagues and leaning on their respective expertise as we challenge ourselves to think creatively and execute on the potential ways in which we capitalize on our unique market position and strengths to deliver the capital returns that our valued shareholders expect.”

As previously announced on November 3, 2022, and on November 17, 2022, the Chimera Board of Directors declared fourth quarter of fiscal year 2022 preferred stock and common stock dividends, respectively. To view these releases, visit the Investor Relations section of Chimera’s website at www.chimerareit.com.

About Phillip J. Kardis II

Phillip J. Kardis II now serves as Chimera’s Chief Executive Officer and as a member of the Board of Directors. He previously served as the Company’s Chief Legal Officer and Secretary since 2015. Mr. Kardis has been actively involved in leadership of Chimera, its operations, and its strategic initiatives since its founding in 2007, and has played a key role in structuring Chimera’s securitization, financing and investment transactions. Mr. Kardis has been immersed in all aspects of the Company’s strategic planning, policies and transactions, including serving on the Valuation Committee and Investment Committee. Mr. Kardis has recognized expertise in mortgage REITs and structured transactions. He first served as the Company’s IPO and primary outside corporate and transactional counsel, and since 2015 as its Chief Legal Officer and Secretary.

Prior to joining Chimera as Chief Legal Officer in September 2015, Mr. Kardis was a partner with the law firm of K&L Gates LLP where he represented mortgage REITs and other companies and funds that acquire, originate, service and finance residential mortgage loans, mortgage servicing rights and mortgage-backed securities. Prior to joining K&L Gates LLP in 2004, Mr. Kardis practiced corporate and securities law at several law firms. In addition, Mr. Kardis has held positions at the U.S. Department of Commerce, Rockwell International, the U.S. Senate Committee on the Budget and Analytic Services, Inc. Mr. Kardis has two BA degrees from George Washington University, an MA from George Washington University, an MA from George Mason University, and a JD from the Georgetown University Law Center.

About Choudhary Yarlagadda

Choudhary Yarlagadda now serves as Chimera’s President, Chief Operating Officer and Co-Chief Investment Officer. He has also been a member of the Company’s Board of Directors since 2020. Mr. Yarlagadda has played a critical role in all aspects of the Company’s investment strategy and execution and was a member of Chimera’s investment team at its founding. As President and Chief Operating Officer, he has been closely involved in the selection and structuring of the Company’s investments. . Prior to joining Chimera as Chief Operating Officer in August 2015, when the Company internalized its management, and becoming its President in 2021, Mr. Yarlagadda was a Managing Director and Head of Structured Products for Annaly Capital Management since January 2008, where he was involved in the investment activities of Chimera. Prior to joining Annaly, Mr. Yarlagadda was a Director in Structured Credit Products at Credit Suisse and before that a Vice President in the Fixed Income Mortgage Group at Nomura Securities International, Inc. Mr. Yarlagadda has an MS from the Florida Institute of Technology and BS from the National Institute of Technology (India).

About Dan Thakkar

Dan Thakkar now serves as Chimera’s Co-Chief Investment Officer. Prior to joining Chimera as Chief Risk Officer in December 2020, Mr. Thakkar headed the Fixed Income Trading Desk at Genworth Financial from 2012 to 2020, where he was responsible for overseeing Trading for IG Corporates, High-Yield, Municipals, Emerging Markets and Structured Product Sectors including RMBS, ABS, CMBS and CLOs. Prior to this job, Mr. Thakkar headed Trading for Genworth’s Structured Portfolio from 2008 to 2012 that included RMBS, CMBS and ABS. Prior to Genworth, Mr. Thakkar was with Hyperion Brookfield Asset Management for from 2005 to 2008, one of the original asset managers of residential mortgage-backed security funds, where he traded RMBS and managed a Mortgage REIT fund. Mr. Thakkar also spent nine years at MetLife, where he was an Agency and Non-Agency RMBS trader. Prior to that job, he traded Government and Agency Debt, and had stints at Portfolio and Risk Management units within MetLife. Mr. Thakkar has his BA in Accounting from the University of Delhi and MBA from University of Hartford. Mr. Thakkar received his CFA charter in 2001. Mr. Thakkar also completed the Global Leadership Program from the Tuck School of Business at Dartmouth in 2019.

About Chimera

Founded in 2007 and headquartered in New York City, Chimera Investment Corporation (NYSE: CIM) is an internally managed Real Estate Investment Trust (REIT). Our principal business objective is seeking to provide an opportunity for stockholders to realize attractive risk-adjusted returns through the generation of distributable income and through asset performance linked to residential mortgage credit fundamentals. To learn more about Chimera, visit www.chimerareit.com.

Disclaimer

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of the novel coronavirus (or COVID-19) pandemic on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; how COVID-19 may affect us, our operations and our personnel; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs, including in response to COVID-19; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Contacts

Investor Relations

888-895-6557

www.chimerareit.com

Media

Andy Brimmer / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

+1 212-355-4449